UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2015

New York REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36416	27-1065431
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

405 Park Avenue, 14th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information under the caption “Agreement with Mr. Rowan” in Item 8.01 is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information under the caption “Appointment of Marc Rowan as Director” in Item 8.01 is incorporated by reference herein.

Item 8.01. Other Events.

Initiatives to Enhance Shareholder Value

On September 30, 2015, New York REIT, Inc. (the “Company”) initiated several initiatives to enhance shareholder value, including appointing Marc Rowan as a new director, engaging the Eastdil Secured division of Wells Fargo Securities as strategic advisor, releasing parties who participated in a previous strategic transaction process from the standstill provisions of their non-disclosure agreement and working towards the implementation of a joint venture arrangement with American Realty Capital New York City REIT, Inc.

Appointment of Marc Rowan as Director

On September 30, 2015, the Board appointed Marc Rowan as a director of the Company, effective as of that same date. Mr. Rowan is a co-founder, Senior Managing Director and Director of Apollo Global Management, LLC, an affiliate of AMH Holdings (Cayman), L.P. (“AMH”), and Managing Partner of Apollo Management, L.P., also an affiliate of AMH. There are no transactions or agreements required by Item 404(a) of Regulation S-K with respect to Mr. Rowan except: (i) the transactions involving AMH and the parent of the Company’s sponsor (the “Transactions”) disclosed in Note 20 of the Notes to the Consolidated Financial Statements (Unaudited) June 30, 2015 included in the Company’s Form 10-Q for the quarter ended June 30, 2015 filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2015; and (ii) to the extent Mr. Rowan will become an affiliate of the Company’s sponsor, advisor, property manager and dealer manager upon the completion of the Transactions, the transactions and agreements involving the Company’s sponsor, advisor, property manager and former dealer manager, on the one hand, and the Company, on the other hand, disclosed in the Company’s definitive 2015 Annual Meeting proxy statement on Schedule 14A filed with the SEC on April 30, 2015.

Simultaneously with the appointment of Mr. Rowan, the Board took action to increase the number of directors constituting the entire board to five directors pursuant to the Company’s bylaws, with such increase in size of the board being effective immediately following the appointment of Mr. Rowan.

Agreement with Mr. Rowan

In connection with his appointment as director, on September 30, 2015, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Rowan (the “Indemnitee”). The Indemnification Agreement provides that the Company will indemnify the Indemnitee, to the fullest extent permitted by Maryland law and the Company’s charter and subject to the limitations set forth in the Indemnification Agreement, from and against all judgments, penalties, fines and amounts paid in settlement and expenses reasonably incurred by the Indemnitee that may result or arise in connection with the Indemnitee serving in his capacity as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company. The Indemnification Agreement further provides that, subject to the limitations set forth in the Indemnification Agreement, the Company will, without requiring a preliminary determination of the Indemnitee’s ultimate entitlement of indemnification under the Indemnification Agreement, advance all reasonable expenses to the Indemnitee incurred by or on behalf of the Indemnitee in connection with any proceeding the Indemnitee is or is threatened to be made a party to.

The Indemnification Agreement provides that the Indemnitee is entitled to indemnification unless it is established that (a) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the Indemnitee actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that his or her conduct was unlawful. The Indemnification Agreement further limits the Indemnitee’s entitlement to indemnification in cases where (a) the proceeding was one by or in the right of the Company and the Indemnitee was adjudged to be liable to the Company, (b) the Indemnitee was adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to the Indemnitee or (c) the proceeding was brought by the Indemnitee, except in certain circumstances.

The Indemnification Agreement also provides that, except for a proceeding brought by the Indemnitee, the Company has the right to defend the Indemnitee in any proceeding which may give rise to indemnification under the Indemnification Agreement. The Indemnification Agreement grants the Indemnitee the right to separate counsel in certain proceedings involving separate defenses, counterclaims or other conflicts of interest and in proceedings in which the Company fails to assume the defense of the Indemnitee in a timely manner. The Indemnification Agreement further provides that the Company will use its reasonable best efforts to acquire directors and officers liability insurance covering the Indemnitee or any claim made against the Indemnitee by reason of his service to the Company.

The description of the Indemnification Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the full terms of the Indemnification Agreement. The Company will file the Indemnification Agreement with the Securities and Exchange Commission (the “SEC”) as an exhibit to its next Quarterly Report on Form 10-Q.

Engagement of Eastdil Secured division of Wells Fargo Securities, LLC

On October 1, 2015, the Company announced that it engaged the Eastdil Secured division of Wells Fargo Securities, LLC to act as its strategic advisor to identify and consider potential strategic transactions at the asset or entity level.

Release of Participants in Previous Strategic Transaction Process from Restrictive Provisions in Non-Disclosure Agreements

On October 1, 2015, the Company announced that it intends to release parties who participated in its previous strategic transaction process from certain restrictive provisions of their non-disclosure agreements, enabling them to participate in strategic transactions at the asset or entity level.

Joint Venture with American Realty Capital New York City REIT, Inc.

On October 1, 2015, the Company announced that it intends to enter into a joint venture with American Realty Capital New York City REIT, Inc. (“NYC REIT”), an entity also sponsored by the Company’s sponsor, which is intended to eliminate competition for transactions between the Company and NYC REIT and to facilitate the continued growth and diversification of both portfolios while reducing the need to raise additional equity capital. The joint venture agreement will require approval by the boards of the Company and NYC REIT.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2015	NEW YORK REIT, INC.

	By:	/s/ Michael A. Happel
Michael A. Happel
Chief Executive Officer and President